Exhibit 99.1

Helen of Troy Reports Second Quarter Fiscal 2027 Results

Consolidated Net Sales Growth of 2.1%
GAAP Net Income of $4.6 Million; Diluted EPS of $0.19
Adjusted Income(1) of $19.0 Million; Adjusted Diluted EPS(1) of $0.79
Cash Flow From Operations of $57.1 Million; Adjusted EBITDA(1) of $49.4 Million

Updates Fiscal 2027 Outlook:
Narrows Consolidated Net Sales to $1.768-$1.822 Billion
Raises GAAP Diluted EPS to $3.63-$4.26 and Adjusted Diluted EPS to $3.60-$4.15
Raises GAAP Net Income to $88-$103 Million and Cash Flow from Operations to $163-$179 Million
Raises Adjusted EBITDA to $203-$210 Million
Raises Free Cash Flow(1)(2) to $120-$140 Million

El Paso, Texas, October 8, 2026 — Helen of Troy Limited (NASDAQ: HELE) reported results for the three-month period ended August 31, 2026.

Executive Summary - Second Quarter of Fiscal 2027 Compared to Fiscal 2026

Second quarter results include gross pre-tax tariff refunds of $26.9 million, of which approximately $23 million was reinvested in the quarter, resulting in a net pre-tax benefit of approximately $4.0 million, and a diluted EPS benefit of approximately $0.12, using the estimated annual adjusted effective tax rate.

•Consolidated net sales revenue of $440.9 million compared to $431.8 million
•Gross profit margin of 52.2% compared to 44.2%
•Operating margin of 5.2% compared to (73.1)%, which included the unfavorable impact of non-cash asset impairment charges(3) of (75.6%) in the same period last year
•Non-GAAP adjusted operating margin(1) of 8.6% compared to 6.2%
•GAAP diluted earnings per share of $0.19 compared to diluted loss per share of $13.44, which included after-tax non-cash asset impairment charges of $12.77 in the same period last year
•Non-GAAP adjusted diluted EPS of $0.79 compared to $0.59
•Net cash provided by operating activities of $57.1 million compared to net cash used by operating activities of $10.5 million
•Non-GAAP adjusted EBITDA margin(1) of 11.2% compared to 8.4%

Mr. G. Scott Uzzell, Chief Executive Officer, stated: “Our second quarter results reflect continued progress against our multi-year roadmap. Sales were in line, and Adjusted EBITDA and Adjusted EPS were better than expected, without including the net tariff refund benefit in the quarter. Sales growth was broad-based across Home & Outdoor, Wellness, and International, with improving fundamentals across the balance of the portfolio. We also continued to strengthen our balance sheet, generate free cash flow, and focus resources on the opportunities with the greatest potential to create value.

While there is still meaningful work ahead, we are encouraged by the progress we are making to build a Better Helen of Troy on the road to becoming a Bigger Helen of Troy. We plan to continue making targeted investments in our brands, capabilities, and organization, including reinvesting the vast majority of tariff refunds, while allowing a portion to support near-term earnings and liquidity.”

	Three Months Ended August 31,
(in thousands) (unaudited)	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2026 sales revenue, net	$208,721	$223,060	$431,781
Organic business (4)	19,420	(10,359)	9,061
Impact of foreign currency	(221)	305	84
Change in sales revenue, net	19,199	(10,054)	9,145
Fiscal 2027 sales revenue, net	$227,920	$213,006	$440,926

Total net sales revenue growth (decline)	9.2%	(4.5)%	2.1%
Organic business	9.3%	(4.6)%	2.1%
Impact of foreign currency	(0.1)%	0.1%	—%

Operating margin (GAAP)
Fiscal 2027	10.6%	(0.5)%	5.2%
Fiscal 2026	(34.8)%	(109.0)%	(73.1)%
Adjusted operating margin (non-GAAP) (1)
Fiscal 2027	12.3%	4.7%	8.6%
Fiscal 2026	9.6%	3.1%	6.2%

Consolidated Results - Second Quarter Fiscal 2027 Compared to Second Quarter Fiscal 2026

•Consolidated net sales revenue increased $9.1 million, or 2.1%, to $440.9 million, primarily due to growth in Home & Outdoor across all brands driven by strong demand for packs, higher international sales, assortment and distribution gains, increased closeout channel sales, and new product launches. This growth was partially offset by a decrease in Beauty & Wellness driven by declines in hair appliances, prestige hair care and water filtration, partially offset by growth in heaters, thermometers and nail care.

•Consolidated gross profit margin increased 800 basis points to 52.2% primarily reflecting the favorable impact of tariff refunds, net of higher tariff costs, totaling approximately 560 basis points, and lower overall retail trade and promotional expense year-over-year. These factors were partially offset by inflationary product cost pressure primarily due to commodities, fuel prices, freight, foreign currency and supply availability, and a less favorable inventory obsolescence impact year-over-year.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased to 46.4% reflecting the stated intention to reinvest tariff refunds and consisting of: (1) an increase in personnel expense, which includes investment in the organizational structure, higher incentive compensation and health insurance expense year-over-year, (2) increased packaging related costs, which includes investment in packaging redesign and disposal costs to comply with extended producer responsibility programs, (3) divestiture litigation costs(5) and (4) higher marketing expense, which includes incremental investments in demand creation, consumer insights, and content development.

•Consolidated operating income was $22.9 million, or 5.2% of net sales revenue, compared to an operating loss of $315.7 million, or (73.1)% of net sales revenue, which included non-cash asset impairment charges of $326.4 million. The remaining increase of 270 basis points was primarily due to the increase in gross profit margin, partially offset by an increase in the aforementioned consolidated SG&A ratio.

•Interest expense was $10.9 million, compared to $14.2 million. The decrease primarily reflects lower average borrowings outstanding and a lower average effective interest rate inclusive of the impact of interest rate swaps.

•Income tax expense was $9.2 million on pre-tax income of $13.8 million, compared to an income tax benefit of $21.0 million on a pre-tax loss of $329.7 million for the same period last year. The increase in income tax expense and effective tax rate was primarily due to an increase in jurisdictions with losses excluded from the estimated annual effective tax rate calculation in fiscal 2027, and was also affected by impairment charges and the timing of related tax effects and deferred tax asset valuation allowances recognized in the same period last year.

•Net income was $4.6 million, compared to net loss of $308.6 million. Diluted earnings per share was $0.19, compared to diluted loss per share of $13.44, which included after-tax asset impairment charges and related valuation allowances on deferred tax assets of $13.36. The remaining increase reflects higher operating income exclusive of the aforementioned items and a decrease in interest expense, partially offset by higher income tax expense.

•Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $49.4 million, compared to $36.2 million. Non-GAAP adjusted EBITDA margin was 11.2% compared to 8.4%.

On an adjusted basis (non-GAAP) for the second quarters of fiscal 2027 and 2026, excluding asset impairment charges(3), divestiture litigation costs(5), intangible asset reorganization(6), restructuring charges, amortization of intangible assets and non-cash share-based compensation, as applicable:

•Adjusted operating income increased $11.0 million, or 40.9%, to $37.9 million, or 8.6% of net sales revenue, an increase of 240 basis points. The increase was primarily driven by the favorable impact of tariff refunds, net of higher tariff costs, lower overall retail trade and promotional expense, and the impact of favorable operating leverage, partially offset by an increase in personnel expense, higher packaging related costs, inflationary product cost pressure, increased marketing expense, and a less favorable inventory obsolescence impact year-over-year.

•Adjusted income increased $5.5 million, or 40.3%, to $19.0 million and adjusted diluted EPS increased 33.9% to $0.79. The increase in adjusted diluted EPS was primarily due to higher adjusted operating income and a decrease in interest expense, partially offset by an increase in adjusted income tax expense and higher weighted average diluted shares outstanding.

Divestiture litigation costs relate to the divestiture of the Company’s North America personal care business to HRB Brands LLC (“HRB Brands”) that closed on June 7, 2021. After the sale, the Company was named in lawsuits related to the use of products previously sold by the business. Under the asset purchase agreement, the Company tendered indemnification of these cases to HRB Brands, who assumed defense of the claims. After many years, HRB Brands asserted that it was contesting the indemnification of these cases. Consequently, in order to protect the Company’s rights and defenses, the Company began to defend the cases. The Company maintains its position that HRB Brands is obligated to defend and indemnify the Company against these claims and plans to vigorously contest the position HRB Brands has taken. With respect to the cases, the Company believes it has substantial defenses against them. Due to HRB Brands’ failure to continue to indemnify the claims, the resulting incurrence of litigation costs related to a divestiture that occurred over five years ago, and the uncertainty of the timing in enforcing the Company’s indemnification claims against HRB Brands, the Company does not believe these costs are normal operating expenses related to its ongoing operations, revenue generating activities, or business strategy. As a result, beginning this quarter, the Company determined that the costs related to this matter would be adjusted in its non-GAAP measures going forward. For additional information refer to “Significant Trends Impacting the Business” in the Company’s Form 10-Q for the second quarter of fiscal 2027.

Segment Results - Second Quarter Fiscal 2027 Compared to Second Quarter Fiscal 2026

Home & Outdoor
Home & Outdoor net sales revenue increased $19.2 million, or 9.2%, to $227.9 million. The increase reflects growth across all brands and was primarily driven by:
•strong demand for technical, travel and lifestyle packs;
•an increase in international sales;
•assortment and distribution gains;
•higher closeout channel sales; and
•incremental sales from new product launches.

Home & Outdoor operating income was $24.1 million, or 10.6% of segment net sales revenue, compared to operating loss of $72.6 million, or (34.8)% of segment net sales revenue, which included $85.5 million of pre-tax asset impairment charges. The remaining 440 basis point increase in segment operating margin was primarily due to:

•the favorable impact of tariff refunds, net of higher tariff costs; and
•the impact of favorable operating leverage.

These factors were partially offset by:
•increased packaging related costs;
•an increase in personnel expense, which includes investment in the organizational structure, higher incentive compensation and health insurance expense year-over-year;
•inflationary product cost pressure due to commodities, fuel prices, freight, foreign currency and supply availability; and
•higher marketing expense.

Adjusted operating income increased 39.2% to $28.0 million, or 12.3% of segment net sales revenue.

Beauty & Wellness
Beauty & Wellness net sales revenue decreased $10.1 million, or 4.5%, to $213.0 million. The decrease was primarily driven by:

•a decline in Beauty hair appliances and prestige hair care products primarily due to softer consumer demand, including the impact of consumer price sensitivity, continued competition, reduced replenishment orders from retail customers and lower closeout channel sales; and
•a decrease in water filtration primarily driven by softer consumer demand and increased competitive marketing activity.

These factors were partially offset by:
•an increase in heater and thermometer sales benefitting from the favorable comparative impact of tariff related effects of reduced direct import orders and disruption in the China market during the same period last year;
•growth in nail care due to strong consumer demand, higher replenishment orders and new and expanded distribution; and
•incremental growth from new product launches.

Beauty & Wellness operating loss was $1.1 million, or (0.5)% of segment net sales revenue, compared to an operating loss of $243.1 million, or (109.0)% of segment net sales revenue, which included

$240.9 million of pre-tax asset impairment charges. The remaining increase in segment operating margin was primarily due to:

•the favorable impact of tariff refunds, net of higher tariff costs; and
•lower overall retail trade and promotional expense year-over-year.

These factors were partially offset by:
•an increase in personnel expense, which includes investment in the organizational structure, higher incentive compensation and health insurance expense year-over-year;
•divestiture litigation costs;
•increased packaging related costs;
•inflationary product cost pressure due to commodities, fuel prices, freight, foreign currency and supply availability;
•higher marketing expense;
•a less favorable inventory obsolescence impact year-over-year; and
•the impact of unfavorable operating leverage.

Adjusted operating income increased 45.7% to $10.0 million, or 4.7% of segment net sales revenue.

Balance Sheet and Cash Flow - Second Quarter Fiscal 2027 Compared to Second Quarter Fiscal 2026

•Cash and cash equivalents totaled $22.6 million, compared to $22.4 million.
•Accounts receivable turnover(7) was 67.6 days, compared to 72.2 days.
•Inventory was $480.3 million, compared to $528.9 million.
•Total short- and long-term debt was $672.6 million, compared to $893.2 million.
•Net cash provided by operating activities for the first six months of the fiscal year was $56.5 million, compared to $47.9 million for the same period last year.
•Free cash flow(1)(2) for the first six months of the fiscal year was $38.3 million, compared to $23.0 million for the same period last year.

Fiscal 2027 Annual Outlook

Metric	FY27 Revised Outlook Range	FY27 Prior Outlook Range
Consolidated net sales	$1.768 – $1.822 BN (1.0)% – 2.0%	$1.759 – $1.831 BN (1.5)% – 2.5%
Home & Outdoor net sales	$851 – $876 MM 2.2% – 5.2%	$859 – $884 MM 3.1% – 6.1%
Beauty & Wellness net sales	$917 – $946 MM (3.8)% – (0.8)%	$900 – $947 MM (5.6)% – (0.7)%
Net Income	$88 – $103 MM	$85 – $100 MM
Adjusted EBITDA	$203 – $210 MM * 9.1% – 13.0%	$190 – $197 MM 2.3% – 6.0%
Interest expense	$43.1 – $45.1 MM	$45.5 – $47.5 MM
Effective tax rate (GAAP)	28.9% – 32.2%	27.2% – 29.7%
Adjusted effective tax rate (Non-GAAP)	24.0% – 27.0%	24.0% – 26.0%
Diluted EPS (GAAP)	$3.63 – $4.26	$3.57 – $4.18
Adjusted diluted EPS (non-GAAP)	$3.60 – $4.15 ** 1.4% – 16.9%	$3.25 – $3.75 (8.5)% – 5.6%
Weighted average diluted shares outstanding	24.2 MM ***	23.8 MM
Operating cash flow (GAAP)	$163 – $179 MM	$119 – $130 MM
Free cash flow (non-GAAP) (1)(2)	$120 – $140 MM	$85 – $100 MM
Net leverage ratio (1)(8)	≤ 2.7x by end of FY27	≤ 3.2x by end of FY27

* Adjusted EBITDA includes a pre-tax benefit of approximately $10 million to $14 million from tariff refunds, net of reinvestments.
** Diluted EPS includes an after-tax benefit of approximately $0.30 to $0.45 from tariff refunds, net of reinvestments, using the Company’s estimated annual adjusted effective tax rate range.
*** Weighted average diluted shares outstanding includes an estimate of 24.5 million shares in the second half of the fiscal year, primarily reflecting an increase in the Company’s stock price.

Key Annual Outlook Assumptions and Drivers

•Market and Consumption Environment: The Company’s outlook reflects management’s view of continued inflationary pressures, softness in discretionary categories, conservative retailer inventory management and an increasingly competitive and promotional landscape.
•Tariffs: Tariff rates in place as of September 2026 are assumed to remain in effect for the balance of fiscal 2027. The Company’s outlook now includes the estimated pre-tax benefit from Phase 1, Phase 2 and Phase 3 tariff refunds totaling approximately $80.5 million. The Company plans to strategically reinvest approximately 83% to 88% of the tariff refunds into growth investments to support brand and demand creation, organizational investments and inventory composition, resulting in an estimated pre-tax income net benefit of approximately $10 million to $14 million.
•Commodity Costs, Freight and Supply Availability: Heightened geopolitical and supply-chain risks, including ongoing tensions in the Middle East, have continued to drive volatility in energy and commodity markets that could continue, increasing uncertainty around input costs and supply chain continuity across key regions and transportation routes. The Company’s outlook continues to include the expectation of higher product costs driven by increases in commodity inputs and pressure from unfavorable Chinese Yuan fluctuations, increased inbound and outbound freight expense, and higher costs to secure goods to avoid supply disruption.
•Illness Incidence: Slightly below the average of the three prior seasons, which is well below pre-Covid historical averages.
•Working Capital Efficiency and Capital Investment: Continued working capital efficiency during fiscal 2027, with an emphasis on further inventory reduction. The Company expects capital expenditures of $39 million to $43 million, compared to the prior expectation of $30 million to $34 million, with an emphasis on product innovation, distribution center network optimization and supply chain diversification.
•Currency: September 2026 foreign currency exchange rates remain constant for the remainder of the fiscal year.

The likelihood, timing and potential impact of a significant or prolonged recession, any fiscal 2027 acquisitions and divestitures, future asset impairment charges, additional interest rate changes, litigation or share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s outlook.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Thursday, October 8, 2026. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 1:00 p.m. Eastern Time on October 8, 2026, until 11:59 p.m. Eastern Time on October 22, 2026, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13762459. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based financial measures presented in the Company’s condensed consolidated statements of income and cash flows. For additional information, see Note 1 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools, Drybar, Curlsmith, Revlon and Olive & June. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “assumes”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “reflects”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company currently believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks, many of which are beyond the Company’s control, that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2026, and in the Company’s other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the geographic concentration of certain United States (“U.S.”) distribution facilities which increases its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, risks associated with the use of licensed trademarks from or to third parties, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers or diversify production to other regions or source the same product in multiple regions or implement potential tariff mitigation plans, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and events in the U.S. and abroad, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, geopolitical conditions including global conflicts or wars such as the Israel-United States and Iran conflict, any public health crises or similar conditions, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, the Company’s ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, divestitures and global restructuring plans, the risks of significant tariffs or other restrictions continuing to be placed on imports from China, Vietnam or Mexico and any retaliatory measures taken by these countries, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other sustainability matters, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the risks associated with product recalls, product liability, class actions and other claims against the Company, the Company’s dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with regulatory changes in Bermuda, including economic substance and tax governance requirements, the risks associated with accounting for tax positions and the resolution of tax disputes, and associated financial risks including but not limited to, the risks to the Company’s business, liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under and compliance with its credit facility, including debt covenants, significant additional impairment of the Company’s goodwill, indefinite-lived and definite-lived intangible assets and other long-lived assets, projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary by a material amount, increased costs of raw materials, energy and transportation, and risks associated with foreign currency exchange rate fluctuations. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Sr. Director, Investor Relations & Corporate Communications
investors@helenoftroy.com

ICR, Inc.
Allison Malkin, Partner
investors@helenoftroy.com

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Loss)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31,
	2026		2025
Sales revenue, net	$440,926	100.0%	$431,781	100.0%
Cost of goods sold	210,803	47.8%	241,100	55.8%
Gross profit	230,123	52.2%	190,681	44.2%
Selling, general and administrative expense (“SG&A”)	204,661	46.4%	176,999	41.0%
Asset impairment charges	—	—%	326,394	75.6%
Restructuring charges	2,543	0.6%	3,005	0.7%
Operating income (loss)	22,919	5.2%	(315,717)	(73.1)%
Non-operating income, net	1,761	0.4%	249	0.1%
Interest expense	10,892	2.5%	14,221	3.3%
Income (loss) before income tax	13,788	3.1%	(329,689)	(76.4)%
Income tax expense (benefit)	9,156	2.1%	(21,046)	(4.9)%
Net income (loss)	$4,632	1.1%	$(308,643)	(71.5)%

Diluted earnings (loss) per share	$0.19		$(13.44)

Weighted average shares of common stock used in computing diluted earnings (loss) per share	24,153		22,959

	Six Months Ended August 31,
	2026		2025
Sales revenue, net	$843,041	100.0%	$803,436	100.0%
Cost of goods sold	428,063	50.8%	437,744	54.5%
Gross profit	414,978	49.2%	365,692	45.5%
SG&A	329,167	39.0%	344,663	42.9%
Asset impairment charges	—	—%	740,779	92.2%
Restructuring charges	2,543	0.3%	3,005	0.4%
Operating income (loss)	83,268	9.9%	(722,755)	(90.0)%
Non-operating income, net	1,979	0.2%	557	0.1%
Interest expense	23,135	2.7%	28,029	3.5%
Income (loss) before income tax	62,112	7.4%	(750,227)	(93.4)%
Income tax expense	21,718	2.6%	9,134	1.1%
Net income (loss)	$40,394	4.8%	$(759,361)	(94.5)%

Diluted earnings (loss) per share	$1.69		$(33.09)

Weighted average shares of common stock used in computing diluted earnings (loss) per share	23,956		22,951

Consolidated Net Sales by Geographic Region (9)
(Unaudited) (in thousands)

	Three Months Ended August 31,
	2026		2025
Domestic sales revenue, net	$335,868	76.2%	$330,496	76.5%
International sales revenue, net	105,058	23.8%	101,285	23.5%
Total sales revenue, net	$440,926	100.0%	$431,781	100.0%

	Six Months Ended August 31,
	2026		2025
Domestic sales revenue, net	$643,216	76.3%	$608,456	75.7%
International sales revenue, net	199,825	23.7%	194,980	24.3%
Total sales revenue, net	$843,041	100.0%	$803,436	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss) and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended August 31, 2026
	Home & Outdoor		Beauty & Wellness		Total
Operating income (loss), as reported (GAAP)	$24,067	10.6%	$(1,148)	(0.5)%	$22,919	5.2%
Divestiture litigation costs (5)	—	—%	4,002	1.9%	4,002	0.9%
Restructuring charges	814	0.4%	1,729	0.8%	2,543	0.6%
Subtotal	24,881	10.9%	4,583	2.2%	29,464	6.7%
Amortization of intangible assets	559	0.2%	2,781	1.3%	3,340	0.8%
Non-cash share-based compensation	2,514	1.1%	2,629	1.2%	5,143	1.2%
Adjusted operating income (non-GAAP)	$27,954	12.3%	$9,993	4.7%	$37,947	8.6%

	Three Months Ended August 31, 2025
	Home & Outdoor		Beauty & Wellness		Total
Operating loss, as reported (GAAP)	$(72,578)	(34.8)%	$(243,139)	(109.0)%	$(315,717)	(73.1)%
Asset impairment charges (3)	85,537	41.0%	240,857	108.0%	326,394	75.6%
Restructuring charges	1,501	0.7%	1,504	0.7%	3,005	0.7%
Subtotal	14,460	6.9%	(778)	(0.3)%	13,682	3.2%
Amortization of intangible assets	1,373	0.7%	2,512	1.1%	3,885	0.9%
Non-cash share-based compensation	4,248	2.0%	5,124	2.3%	9,372	2.2%
Adjusted operating income (non-GAAP)	$20,081	9.6%	$6,858	3.1%	$26,939	6.2%

	Six Months Ended August 31, 2026
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$32,232	7.6%	$51,036	12.1%	$83,268	9.9%
Divestiture litigation costs	—	—%	4,002	1.0%	4,002	0.5%
Gain on sale of distribution facility (10)	—	—%	(54,854)	(13.1)%	(54,854)	(6.5)%
Restructuring charges	814	0.2%	1,729	0.4%	2,543	0.3%
Subtotal	33,046	7.8%	1,913	0.5%	34,959	4.1%
Amortization of intangible assets	1,932	0.5%	5,563	1.3%	7,495	0.9%
Non-cash share-based compensation	5,308	1.3%	6,272	1.5%	11,580	1.4%
Adjusted operating income (non-GAAP)	$40,286	9.5%	$13,748	3.3%	$54,034	6.4%

	Six Months Ended August 31, 2025
	Home & Outdoor		Beauty & Wellness		Total
Operating loss, as reported (GAAP)	$(286,371)	(74.1)%	$(436,384)	(104.7)%	$(722,755)	(90.0)%
Asset impairment charges	304,632	78.8%	436,147	104.7%	740,779	92.2%
CEO succession costs (11)	1,742	0.5%	1,742	0.4%	3,484	0.4%
Restructuring charges	1,501	0.4%	1,504	0.4%	3,005	0.4%
Subtotal	21,504	5.6%	3,009	0.7%	24,513	3.1%
Amortization of intangible assets	3,155	0.8%	5,719	1.4%	8,874	1.1%
Non-cash share-based compensation	4,282	1.1%	5,386	1.3%	9,668	1.2%
Adjusted operating income (non-GAAP)	$28,941	7.5%	$14,114	3.4%	$43,055	5.4%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income (Loss) to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended August 31, 2026
	Home & Outdoor		Beauty & Wellness		Total
Operating income (loss), as reported (GAAP)	$24,067	10.6%	$(1,148)	(0.5)%	$22,919	5.2%
Depreciation and amortization	5,865	2.6%	7,155	3.4%	13,020	3.0%
Non-operating income, net	—	—%	1,761	0.8%	1,761	0.4%
EBITDA (non-GAAP)	29,932	13.1%	7,768	3.6%	37,700	8.6%
Add: Divestiture litigation costs	—	—%	4,002	1.9%	4,002	0.9%
Restructuring charges	814	0.4%	1,729	0.8%	2,543	0.6%
Non-cash share-based compensation	2,514	1.1%	2,629	1.2%	5,143	1.2%
Adjusted EBITDA (non-GAAP)	$33,260	14.6%	$16,128	7.6%	$49,388	11.2%

	Three Months Ended August 31, 2025
	Home & Outdoor		Beauty & Wellness		Total
Operating loss, as reported (GAAP)	$(72,578)	(34.8)%	$(243,139)	(109.0)%	$(315,717)	(73.1)%
Depreciation and amortization	6,040	2.9%	6,820	3.1%	12,860	3.0%
Non-operating income, net	—	—%	249	0.1%	249	0.1%
EBITDA (non-GAAP)	(66,538)	(31.9)%	(236,070)	(105.8)%	(302,608)	(70.1)%
Add: Asset impairment charges	85,537	41.0%	240,857	108.0%	326,394	75.6%
Restructuring charges	1,501	0.7%	1,504	0.7%	3,005	0.7%
Non-cash share-based compensation	4,248	2.0%	5,124	2.3%	9,372	2.2%
Adjusted EBITDA (non-GAAP)	$24,748	11.9%	$11,415	5.1%	$36,163	8.4%

	Six Months Ended August 31, 2026
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$32,232	7.6%	$51,036	12.1%	$83,268	9.9%
Depreciation and amortization	12,357	2.9%	14,040	3.3%	26,397	3.1%
Non-operating income, net	—	—%	1,979	0.5%	1,979	0.2%
EBITDA (non-GAAP)	44,589	10.5%	67,055	16.0%	111,644	13.2%
Add: Divestiture litigation costs	—	—%	4,002	1.0%	4,002	0.5%
Gain on sale of distribution facility	—	—%	(54,854)	(13.1)%	(54,854)	(6.5)%
Restructuring charges	814	0.2%	1,729	0.4%	2,543	0.3%
Non-cash share-based compensation	5,308	1.3%	6,272	1.5%	11,580	1.4%
Adjusted EBITDA (non-GAAP)	$50,711	12.0%	$24,204	5.8%	$74,915	8.9%

	Six Months Ended August 31, 2025
	Home & Outdoor		Beauty & Wellness		Total
Operating loss, as reported (GAAP)	$(286,371)	(74.1)%	$(436,384)	(104.7)%	$(722,755)	(90.0)%
Depreciation and amortization	12,599	3.3%	14,345	3.4%	26,944	3.4%
Non-operating income, net	—	—%	557	0.1%	557	0.1%
EBITDA (non-GAAP)	(273,772)	(70.8)%	(421,482)	(101.1)%	(695,254)	(86.5)%
Add: Asset impairment charges	304,632	78.8%	436,147	104.7%	740,779	92.2%
CEO succession costs	1,742	0.5%	1,742	0.4%	3,484	0.4%
Restructuring charges	1,501	0.4%	1,504	0.4%	3,005	0.4%
Non-cash share-based compensation	4,282	1.1%	5,386	1.3%	9,668	1.2%
Adjusted EBITDA (non-GAAP)	$38,385	9.9%	$23,297	5.6%	$61,682	7.7%

Reconciliation of Non-GAAP Financial Measures – GAAP Net Income (Loss) to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended August 31,
	2026		2025
Net income (loss), as reported (GAAP)	$4,632	1.1%	$(308,643)	(71.5)%
Interest expense	10,892	2.5%	14,221	3.3%
Income tax expense (benefit)	9,156	2.1%	(21,046)	(4.9)%
Depreciation and amortization	13,020	3.0%	12,860	3.0%
EBITDA (non-GAAP)	37,700	8.6%	(302,608)	(70.1)%
Add: Asset impairment charges	—	—%	326,394	75.6%
Divestiture litigation costs	4,002	0.9%	—	—%
Restructuring charges	2,543	0.6%	3,005	0.7%
Non-cash share-based compensation	5,143	1.2%	9,372	2.2%
Adjusted EBITDA (non-GAAP)	$49,388	11.2%	$36,163	8.4%

	Six Months Ended August 31,
	2026		2025
Net income (loss), as reported (GAAP)	$40,394	4.8%	$(759,361)	(94.5)%
Interest expense	23,135	2.7%	28,029	3.5%
Income tax expense	21,718	2.6%	9,134	1.1%
Depreciation and amortization	26,397	3.1%	26,944	3.4%
EBITDA (non-GAAP)	111,644	13.2%	(695,254)	(86.5)%
Add: Asset impairment charges	—	—%	740,779	92.2%
CEO succession costs	—	—%	3,484	0.4%
Divestiture litigation costs	4,002	0.5%	—	—%
Gain on sale of distribution facility	(54,854)	(6.5)%	—	—%
Restructuring charges	2,543	0.3%	3,005	0.4%
Non-cash share-based compensation	11,580	1.4%	9,668	1.2%
Adjusted EBITDA (non-GAAP)	$74,915	8.9%	$61,682	7.7%

	Quarterly Period Ended				Twelve Months Ended August 31, 2026
	November	February	May	August
Net (loss) income, as reported (GAAP)	$(84,056)	$(55,565)	$35,762	$4,632	$(99,227)
Interest expense	15,855	13,855	12,243	10,892	52,845
Income tax expense (benefit)	60,042	(9,032)	12,562	9,156	72,728
Depreciation and amortization	12,837	13,514	13,377	13,020	52,748
EBITDA (non-GAAP)	4,678	(37,228)	73,944	37,700	79,094
Add: Asset impairment charges	65,906	79,176	—	—	145,082
Divestiture litigation costs	—	—	—	4,002	4,002
EPA compliance costs (12)	—	4,354	—	—	4,354
Gain on sale of distribution facility	—	—	(54,854)	—	(54,854)
Restructuring charges	—	—	—	2,543	2,543
Non-cash share-based compensation	5,030	2,187	6,437	5,143	18,797
Adjusted EBITDA (non-GAAP)	$75,614	$48,489	$25,527	$49,388	$199,018

Reconciliation of Non-GAAP Financial Measures – GAAP Income (Loss) and Diluted Earnings (Loss) Per Share to Adjusted Income and Adjusted Diluted Earnings Per Share (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Three Months Ended August 31, 2026
	Income			Diluted Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$13,788	$9,156	$4,632	$0.57	$0.38	$0.19
Divestiture litigation costs	4,002	—	4,002	0.17	—	0.17
Restructuring charges	2,543	—	2,543	0.11	—	0.11
Subtotal	20,333	9,156	11,177	0.84	0.38	0.46
Amortization of intangible assets	3,340	451	2,889	0.14	0.02	0.12
Non-cash share-based compensation	5,143	212	4,931	0.21	0.01	0.20
Adjusted (non-GAAP)	$28,816	$9,819	$18,997	$1.19	$0.41	$0.79

Weighted average shares of common stock used in computing reported and non-GAAP diluted earnings per share						24,153

	Three Months Ended August 31, 2025
	(Loss) Income			Diluted (Loss) Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(329,689)	$(21,046)	$(308,643)	$(14.36)	$(0.92)	$(13.44)
Asset impairment charges	326,394	32,419	293,975	14.18	1.41	12.77
Intangible asset reorganization (6)	—	(13,485)	13,485	—	(0.59)	0.59
Restructuring charges	3,005	421	2,584	0.13	0.02	0.11
Subtotal	(290)	(1,691)	1,401	(0.01)	(0.07)	0.06
Amortization of intangible assets	3,885	669	3,216	0.17	0.03	0.14
Non-cash share-based compensation	9,372	445	8,927	0.41	0.02	0.39
Adjusted (non-GAAP)	$12,967	$(577)	$13,544	$0.56	$(0.03)	$0.59

Weighted average shares of common stock used in computing:
Diluted loss per share, as reported						22,959
Adjusted diluted earnings per share (non-GAAP)						23,012

	Six Months Ended August 31, 2026
	Income			Diluted Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$62,112	$21,718	$40,394	$2.59	$0.91	$1.69
Divestiture litigation costs	4,002	—	4,002	0.17	—	0.17
Gain on sale of distribution facility	(54,854)	(13,549)	(41,305)	(2.29)	(0.57)	(1.72)
Restructuring charges	2,543	—	2,543	0.11	—	0.11
Subtotal	13,803	8,169	5,634	0.58	0.34	0.24
Amortization of intangible assets	7,495	1,123	6,372	0.31	0.05	0.27
Non-cash share-based compensation	11,580	636	10,944	0.48	0.03	0.46
Adjusted (non-GAAP)	$32,878	$9,928	$22,950	$1.37	$0.41	$0.96

Weighted average shares of common stock used in computing reported and non-GAAP diluted earnings per share						23,956

Reconciliation of Non-GAAP Financial Measures – GAAP Income (Loss) and Diluted Earnings (Loss) Per Share to Adjusted Income and Adjusted Diluted Earnings Per Share (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Six Months Ended August 31, 2025
	(Loss) Income			Diluted (Loss) Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(750,227)	$9,134	$(759,361)	$(32.69)	$0.40	$(33.09)
Asset impairment charges	740,779	10,650	730,129	32.22	0.46	31.76
CEO succession costs	3,484	153	3,331	0.15	0.01	0.14
Intangible asset reorganization	—	(29,959)	29,959	—	(1.30)	1.30
Restructuring charges	3,005	421	2,584	0.13	0.02	0.11
Subtotal	(2,959)	(9,601)	6,642	(0.13)	(0.42)	0.29
Amortization of intangible assets	8,874	1,551	7,323	0.39	0.07	0.32
Non-cash share-based compensation	9,668	602	9,066	0.42	0.03	0.39
Adjusted (non-GAAP)	$15,583	$(7,448)	$23,031	$0.68	$(0.32)	$1.00

Weighted average shares of common stock used in computing:
Diluted loss per share, as reported						22,951
Adjusted diluted earnings per share (non-GAAP)						22,992

Selected Consolidated Balance Sheet and Cash Flow Information
(Unaudited) (in thousands)

	August 31,
	2026	2025
Balance Sheet:
Cash and cash equivalents	$22,583	$22,370
Receivables, net	327,758	350,231
Inventory	480,325	528,893
Total assets, current	876,335	938,129
Total assets	2,096,608	2,407,554
Total liabilities, current	531,010	549,952
Total long-term liabilities	711,769	931,320
Total debt	672,622	893,220
Stockholders’ equity	853,829	926,282

	Six Months Ended August 31,
	2026	2025
Cash Flow:
Depreciation and amortization	$26,397	$26,944
Net cash provided by operating activities	56,451	47,868
Capital and intangible asset expenditures	18,111	24,832
Net debt repayments	(109,000)	(23,231)
Payments for repurchases of common stock	1,262	1,482

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Six Months Ended August 31,
	2026	2025
Net cash provided by operating activities (GAAP)	$56,451	$47,868
Less: Capital and intangible asset expenditures	(18,111)	(24,832)
Free cash flow (non-GAAP)	$38,340	$23,036

Reconciliation of Non-GAAP Financial Measures – Net Leverage Ratio (Non-GAAP) (1) (8)
(Unaudited) (in thousands)

	Quarterly Period Ended				Twelve Months Ended August 31, 2026
	November	February	May	August
Adjusted EBITDA (non-GAAP) (13)	$75,614	$48,489	$25,527	$49,388	$199,018
Permitted adjustments per the credit agreement (8)	—	—	—	—	15,043
Adjusted EBITDA per the credit agreement	$75,614	$48,489	$25,527	$49,388	$214,061

Total borrowings under the credit agreement, as reported (GAAP)					$676,544
Less: Unrestricted cash and cash equivalents					(27,291)
Net debt					$649,253

Net leverage ratio (non-GAAP) (8)					3.03

Fiscal 2027 Outlook for Net Sales Revenue
(Unaudited) (in thousands)

Consolidated:	Fiscal 2026	Fiscal 2027 Outlook
Net sales revenue	$1,786,290	$1,768,000	—	$1,822,000
Net sales revenue (decline) growth		(1.0)%	—	2.0%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Net Income to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
and Adjusted EBITDA (Non-GAAP) (1) (Unaudited) (in thousands)

	Six Months Ended August 31, 2026	Outlook for the Balance of the Fiscal Year (Six Months)			Fiscal 2027 Outlook
Net income, as reported (GAAP)	$40,394	$47,515	—	$62,915	$87,909	—	$103,309
Interest expense	23,135	21,965	—	19,965	45,100	—	43,100
Income tax expense	21,718	20,182	—	20,182	41,900	—	41,900
Depreciation and amortization	26,397	25,603	—	21,603	52,000	—	48,000
EBITDA (non-GAAP)	111,644	115,265	—	124,665	226,909	—	236,309
Add: Divestiture litigation costs	4,002	—	—	—	4,002	—	4,002
Gain on sale of distribution facility	(54,854)	—	—	—	(54,854)	—	(54,854)
Restructuring charges	2,543	—	—	—	2,543	—	2,543
Non-cash share-based compensation	11,580	12,420	—	10,420	24,000	—	22,000
Adjusted EBITDA (non-GAAP)	$74,915	$127,685	—	$135,085	$202,600	—	$210,000

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) and GAAP Effective Tax Rate to Adjusted Effective Tax Rate (Non-GAAP) (1) (Unaudited)

	Six Months Ended August 31, 2026	Outlook for the Balance of the Fiscal Year (Six Months)			Fiscal 2027 Outlook			Tax Rate Fiscal 2027 Outlook
Diluted EPS, as reported (GAAP)	$1.69	$1.94	-	$2.57	$3.63	-	$4.26	32.2%	-	28.9%
Divestiture litigation costs	0.17	—	-	—	0.17	-	0.17
Gain on sale of distribution facility	(2.29)	—	-	—	(2.29)	-	(2.29)
Restructuring charges	0.11	—	-	—	0.11	-	0.11
Amortization of intangible assets	0.31	0.26	-	0.24	0.57	-	0.55
Non-cash share-based compensation	0.48	0.51	-	0.43	0.99	-	0.91
Income tax effect of adjustments	0.49	(0.07)	-	(0.05)	0.42	-	0.44	(5.2)%	-	(4.9)%
Adjusted diluted EPS (non-GAAP)	$0.96	$2.64	-	$3.19	$3.60	-	$4.15	27.0%	-	24.0%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2027 Outlook for GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (2)
(Unaudited) (in thousands)

	Six Months Ended August 31, 2026	Outlook for the Balance of the Fiscal Year (Six Months)			Fiscal 2027 Outlook
Net cash provided by operating activities (GAAP)	$56,451	$106,549	—	$122,549	$163,000	—	$179,000
Less: Capital and intangible asset expenditures	(18,111)	(24,889)	—	(20,889)	(43,000)	—	(39,000)
Free cash flow (non-GAAP)	$38,340	$81,660	—	$101,660	$120,000	—	$140,000

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)	This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio (“Non-GAAP Financial Measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial measures as defined by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based financial measures. The Company is unable to present a quantitative reconciliation of forward-looking expected net leverage ratio to its most directly comparable forward-looking GAAP financial measure because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP financial measure without unreasonable effort or expense. In addition, the Company believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. The Company believes that these Non-GAAP Financial Measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these Non-GAAP Financial Measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these Non-GAAP Financial Measures reflect the operating performance of its business and facilitate a more direct comparison of the Company’s performance with its competitors. The material limitation associated with the use of the Non-GAAP Financial Measures is that the Non-GAAP Financial Measures do not reflect the full economic impact of the Company’s activities. These Non-GAAP Financial Measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial measures and may be calculated differently than non-GAAP financial measures disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP financial measures.

(2)	Free cash flow represents net cash provided by operating activities less capital and intangible asset expenditures.

(3)	Non-cash asset impairment charges were recognized, during the three and six months ended August 31, 2025, to reduce goodwill and other intangible assets, which impacted both the Beauty & Wellness and Home & Outdoor segments.

(4)	Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.

(5)
Represents settlement costs and legal fees related to lawsuits involving products sold by the North America personal care business divested on June 7, 2021, for which the Company tendered indemnification (“divestiture litigation costs”). Beginning with the second quarter of fiscal 2027, management determined that costs related to this matter will be adjusted in the Company’s non-GAAP financial measures going forward. Accordingly, adjusted operating income, adjusted EBITDA and adjusted income exclude $4.0 million of divestiture litigation costs for the three and six months ended August 31, 2026 and are reconciled to their applicable GAAP-based financial measure.

(6)	Represents income tax expense from the recognition of valuation allowances in fiscal 2026 on deferred tax assets related to the Company’s intangible asset reorganization in fiscal 2025 (“intangible asset reorganization”).

(7)
Accounts receivable turnover uses 12 month trailing net sales revenue. The current and four prior quarters’ ending balances of trade accounts receivable are used for the purposes of computing the average balance component as required by the particular measure.

(8)
Net leverage ratio is calculated as (a) total borrowings under the Company’s credit agreement, net of unrestricted cash and cash equivalents, including readily marketable obligations issued, guaranteed or insured by the U.S. with maturities of two years or less, at the end of the current period, divided by (b) Adjusted EBITDA per the Company’s credit agreement (calculated as EBITDA plus non-cash charges and certain allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period).

(9)	Domestic net sales revenue includes net sales revenue from the U.S. and Canada.

(10)
Represents a pre-tax gain on the sale of the Company’s distribution facility in Southaven, Mississippi which was completed on April 14, 2026, during the first quarter of fiscal 2027 (“gain on sale of distribution facility”).

(11)	Represents costs incurred in connection with the departure of the Company’s former CEO primarily related to severance and recruitment costs (“CEO succession costs”).

(12)	Settlement costs related to EPA packaging and labeling compliance for certain products in the air filtration, water filtration and humidification categories within the Beauty & Wellness segment (“EPA compliance costs”).

(13)	See reconciliation of Adjusted EBITDA to the most directly comparable GAAP-based financial measure (net income (loss)) in the accompanying tables to this press release.